EXHIBIT 10.2

SCARSDALE EQUITIES LLC
Amended and Restated Placement Agency Agreement

November 12, 2012

Mr. Barry Sanders
Chief Executive Officer
EuroSite Power Inc.
45 First Avenue
Waltham, Massachusetts 02451

Dear Mr. Sanders:

This letter agreement (the “Agreement”) amends and restates the letter agreement entered into by and between Scarsdale Equities LLC (“Scarsdale”) and EuroSite Power Inc. (the “Company”), dated as of October 12, 2012, and confirms the engagement of Scarsdale to serve as a non-exclusive advisor for the Company until January 31, 2013, for the purpose of advising and assisting the Company on introductions to potential investors in the securities of the Company.

This Agreement is based upon the following terms and conditions:

1. Responsibilities. The responsibilities of Scarsdale shall be the following:

(a)	Assist and advise the Company with respect to the appropriate corporate, management and capital structures to facilitate successful placements of Company securities;

(b)	Advise the Company with respect to suitable pricing, timing and deal size for any offerings, taking into consideration valuation recommendations provided by the Company;

(c)	Use its best efforts to arrange for purchase, by institutional and retail investors as appropriate, of the securities in any offering;

(d)
If desired by the Company or if required by US securities regulations, arrange for the opening, management and maintenance of an escrow account, into which the funds received for the purchase of Company securities will be deposited prior to closing;

(e)	Provide such other financial and advisory services as the Company and Scarsdale agree are appropriate under the circumstances;

(f)
Comply, ensure that all Scarsdale persons comply, and use commercially reasonable efforts to ensure that other brokers, if engaged by Scarsdale, comply with all applicable laws, regulations and conduct standards.

1.
Compensation and Fees. The Company shall pay to Scarsdale and to any other financial institution designated by it as co-manager the following total compensation with respect to funds raised from investors introduced by Scarsdale:

(a)	No retainer shall be due.

(b)
Cash equal to six and one half percent (6.5%) of the total amount of capital received by the Company at the time the transaction closes, to be allocated between Scarsdale and the designated co-manager.

(c)
Warrants to purchase shares of the Company's common stock issued in any placement of equity securities. The number of warrants to be issued shall equal six and one half percent (6.5%) of the number of shares of the Company's capital stock purchased by the Investors introduced by Scarsdale in any equity financing. The warrant will be exercisable at a price per share of common stock pari passu with the price per share paid by Investors, adjusted for any conversions, stock splits, or other adjustments, to be allocated between Scarsdale and the designated co-manager.

(d)	Warrants will be entitled to piggy-back registration rights and shall be exercisable for one year from the closing date of the offerings contemplated by this Agreement.

3. Expenses. The Company agrees to reimburse Scarsdale's out-of-pocket expenses related to its performance of its duties under this Agreement up to $50,000. Scarsdale agrees to request the Company's pre-approval of individual expense items in excess of $5,000.

4. Use of Additional Broker-Dealers. In performing its responsibilities, Scarsdale may utilize the services of other broker-dealers, provided that such broker-dealers are registered as a “broker-dealer” under US federal and state securities laws and any other applicable laws promulgated by the Financial Industry Regulatory Authority and similarly situated governing bodies.

So as to facilitate the Company's timely filings of US Securities and Exchange Commission's Form D if required, Scarsdale will provide the Company a listing of any and all other broker-dealers, if any, who solicited investors in connection with offerings, and the states in which investors were solicited, immediately after completion. The parties acknowledge that Scarsdale shall use commercially reasonable efforts to ensure that any such broker-dealers comply with all applicable laws and the terms of any agreement between Scarsdale and the Company. The parties agree that Scarsdale shall be responsible for payment of any compensation to any such entities and that the Company will not be responsible for compensating these entities or reimburse any expenses incurred by them in connection with the performance of such duties.

5. Access to Information and Accuracy of Information. The Company shall use its commercially reasonable efforts to provide Scarsdale with all information reasonably requested and available that may be requested by Scarsdale from time to time, and access to its senior management, auditors, legal counsel and consultants as may reasonably be necessary, in carrying out its responsibilities. Scarsdale will rely on information prepared or supplied by the Company. Scarsdale will consult with the Company in planning security offerings and will review with the Company and its counsel the final revisions of any offering documents and/or prospectuses (“Placement Documents”). All documents to be used in placements shall be reviewed by Scarsdale prior to use by the Company in making offers or sales. The Company will have primary responsibility for the preparation and contents of Placement Documents provided, however, Scarsdale is responsible for furnishing information relating to Scarsdale expressly for use in the Placement Documents and for advising the Company of any changes to the accuracy or completeness of that information. The Company will also be responsible for updating and supplementing the Placement Documents prior to closing(s) as required.

6. Term and Non-Exclusivity. The engagement hereunder shall terminate on January 31, 2013, and the company may engage additional firms during the term if it desires.

7. Underwrite Status. Scarsdale acknowledges and agrees that it shall be named as an underwriter in the Company's Registration Statement on Form S-1 (No. 333-182620), as shall be amended from time to time (the “Registration Statement”). Scarsdale acknowledges that it is (i) deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, (the “Securities Act”) and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal are deemed to be underwriting discounts or commissions under the Securities Act and (ii) is required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.

8. No Guarantee. Scarsdale has agreed to perform the services hereunder on a “best efforts” basis, and does not make any guarantee as to the successful completion of offerings unless a definitive underwriting agreement between the Company and Scarsdale is executed as described above.

9. Representations, Warranties and Covenants of the Company. The Company represents, warrants, and covenants as follows:
(a) As of the date hereof, EuroSite Power Inc. is duly organized and validly existing as a domestic corporation and has all requisite authority to own its property and conduct its business as currently conducted, to offer securities in the US markets in the manner described in (b) immediately below and enter into this Agreement.
(b) Any securities offered and sold by the Company in the US, pursuant to the Registration Statement, may or may not rely upon an exemption from registration under the Securities Act and are subject to compliance with all US securities laws and regulations. The Company will file appropriate notices with all applicable securities authorities.
(c) Any Placement Documents employed will disclose all material information required to be disclosed to investors under applicable securities laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statements therein not misleading; provided, however, that these representations and warranties do not extend to written material furnished to the Company by Scarsdale relating to Scarsdale expressly for use in Placement Documents. Except as may be disclosed in Placement Documents, there are no obligations or liabilities, contingent or otherwise, that would be reasonably likely to result in any claims against the Company except for those in the ordinary course of business or that would not be reasonably likely to have a material adverse effect on the Company.
(d) The Company will not offer for sale or sell any additional securities unless, in the opinion of the Company's counsel, such offer or sale does not violate the registration and qualification requirements under applicable securities laws in regard to offerings covered by this Agreement.
(e) The execution, delivery and performance of this Agreement will not violate any provision of the organizational documents of the Company or any agreement or other instrument to which the Company is a party or by which it is bound. Any necessary approvals, governmental and/or private, will be obtained by the Company prior to any closing.

10. Covenants by Scarsdale and the Company. Scarsdale will maintain and supply to the Company from time to time a list of the potential investors, including addresses of such potential investors, for Company approval (a) that held a discussion with Scarsdale or the Company regarding the Company and offerings, or (b) who have invested in the Company's securities (collectively, the “Potential Investors”). If within twelve months from the expiration of this Agreement, the Company accepts investments, whether equity or otherwise, from any of the Potential Investors that Scarsdale so introduced to the Company, and provided that such investors were first introduced by Scarsdale and were not previously known to the Company, the Company will pay Scarsdale the Fee described in Clause 2(b). The terms in this paragraph do not apply to future equity offerings (including rights offerings) of the Company unless mutually agreed upon in a subsequent agreement.

11. Publicity. The Company will agree, if requested by Scarsdale, to include a reference to Scarsdale in any press release or other public communication issued by the Company with respect to completed offerings if such offerings include investments sourced by Scarsdale. For avoidance of doubt, this Section 11 shall not apply to any filings with any federal, state, or local government, agency, or other regulatory authority.

12. Indemnification and Contribution. The Company agrees to indemnify Scarsdale in accordance with the provisions of Exhibit A hereto, which is incorporated by reference herein and made a part hereof.

13. Miscellaneous. This Agreement contains the entire agreement between the Company and Scarsdale concerning the engagement of Scarsdale by the Company, and any modifications to this Agreement or any waiver of any term or condition hereof will not be binding unless approved in writing by both parties. Proof of a validly executed agreement may be sent to the other party hereto via facsimile or email. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

Please confirm that the foregoing, including Exhibit A, attached, is in accordance with your understanding and agreement and kindly execute and return this Agreement.

    Very truly yours,

    SCARSDALE EQUITIES LLC

By: /s/ Francis A. Mlynarczyk, Jr.
    Francis A. Mlynarczyk, Jr.
    Chief Executive Officer

Agreed and accepted:

EUROSITE POWER INC.

By: /s/ Barry J. Sanders
Barry J. Sanders
Chief Executive Officer

Exhibit A

In consideration of the agreement of Scarsdale to act on behalf of the Company pursuant to this Agreement, the Company agrees to indemnify and hold harmless Scarsdale, its affiliates (within the meaning of the Securities Act), and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Securities Act) (Scarsdale and each such other person or entity are hereinafter referred to as an “Indemnified Person”), from and against any losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to the Company's obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of any act, omission, transaction or event contemplated by the Agreement. The Company will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that it shall have been finally determined by a court of competent jurisdiction in accordance with the terms of the Agreement that such Losses (i) resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to its gross negligence, fraud, bad faith, or willful misconduct or (ii) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any other Placement Documents, or in any marketing materials, or any amendment or supplement to the foregoing, in reliance upon and in conformity with written information furnished to the Company by Scarsdale. To the extent that any prior payment has been made by the Company to such Indemnified Person is so determined to have been improper by reason of either clauses (i) or (ii) of the preceding sentence, such Indemnified Person shall promptly pay such amount to the Company, together with interest, at the prime rate announced from time to time by U.S. Bank, N.A.

If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, the Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate to reflect the relative benefits received by as well as the relative fault of each such Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transaction, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the amount of the fee actually received by Scarsdale pursuant to this Agreement. The respective relative benefits received by Scarsdale and the Company in connection with any transaction shall be deemed to be in the same proportion as the aggregate fee paid to Scarsdale in connection with the transaction bears to the total consideration of the transaction with respect to funds raised from investors introduced by Scarsdale. The relative fault of each Indemnified Person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of the Agreement, except Losses incurred by the Company which it shall have been finally determined by a court of competent jurisdiction in accordance with the terms of the Agreement to have resulted primarily from (i) actions taken or omitted to be taken by such Indemnified Person due to its gross negligence, fraud, bad faith or willful misconduct or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any other Placement Documents, or in any marketing materials, or any amendment or supplement to the foregoing, in reliance upon and in conformity with written information furnished to the Company by Scarsdale. In no event, regardless of the legal theory advanced, shall any person be liable for any consequential, indirect, incidental or special damages of any nature arising hereunder. The Company agrees that without Scarsdale's prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to the Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or the Company reaffirms its obligations to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

Promptly after its receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against the Company hereunder, notify in writing the Company of the commencement thereof; but omission so to notify the Company will not relieve the Company from any liability hereunder which it may have to any Indemnified Person, except to the extent that the Company was materially prejudiced by such failure. If the Company so elects, the Company may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to Scarsdale) and payment of expenses, provided the Company acknowledges in writing its unconditional obligation pursuant to this Agreement to indemnify Scarsdale in respect of such Action and provides to Scarsdale evidence reasonably satisfactory to Scarsdale that the Company will have the financial resources to conduct such defense actively and diligently and permits Scarsdale and counsel retained by Scarsdale at its expense to participate in such defense. Notwithstanding the foregoing, in the event Scarsdale determines in its sole discretion that it is advisable for the Indemnified Persons to be represented by separate counsel, then Scarsdale may employ on behalf of the Indemnified Persons a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and Scarsdale will pay the fees and disbursements of such separate counsel as incurred.

In the event of any fundamental change involving the corporate structure of the Company, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of the Company in this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of Scarsdale reasonably satisfactory to Scarsdale.

The obligations of the Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.